UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2011

NUSTAR ENERGY L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-16417	74-2956831
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2330 North Loop 1604 West San Antonio, Texas		78248
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 918-2000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensation of Named Executive Officers

On July 28, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of NuStar GP, LLC (the “Company”), the general partner of the general partner of NuStar Energy L.P., approved the following increases to base salaries, bonus targets and long-term incentive targets for the Company’s named executive officers. The compensation of the Company’s executive officers is reviewed annually by the Committee based on recommendations of the Chief Executive Officer (“CEO”), with input from the Committee’s independent compensation consultant, BDO LLP (“BDO”), and the Company’s compensation and benefits staff. The CEO’s base salary is reviewed and approved by the Committee based on its review of recommendations by BDO and the Company’s compensation and benefits staff. Effective July 1, 2011:

Name and Title	Raise to Base Salary	Bonus as a % of Base Salary	LTI Targets as a % of Base Salary
Curtis V. Anastasio President and Chief Executive Officer	6.6%	90%	200%
Steven A. Blank Senior Vice President, Chief Financial Officer and Treasurer	3.0%	60%	125%
James R. Bluntzer Senior Vice President - Operations	3.0%	60%	125%
Paul W. Brattlof Senior Vice President - Trading and Supply	3.0%	55%	110%
Mary Rose Brown Senior Vice President - Administration	3.0%	60%	125%

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUSTAR ENERGY L.P.

	By:	Riverwalk Logistics, L.P. its general partner

		By:	NuStar GP, LLC its general partner

Date: August 3, 2011			By:	/s/ Amy L. Perry
			Name:	Amy L. Perry
			Title:	Vice President and Corporate Secretary